UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 12, 2008

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

250 East Fifth Street, Cincinnati, Ohio 45202
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(513) 784-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

7½% Senior Notes Supplemental Indenture

Chiquita Brands International, Inc. and LaSalle Bank National Association, as trustee (the "Trustee"), have entered into a First Supplemental Indenture, dated as of February 4, 2008 (the "7½% Senior Notes Supplemental Indenture"), to the Indenture dated as of September 28, 2004 between the company and the Trustee (the "7½% Senior Notes Indenture") with respect to the company’s 7½% Senior Notes due 2014.

The amendments in the 7½% Senior Notes Supplemental Indenture became operative on February 12, 2008 when the company issued $200 million of its 4.25% Convertible Senior Notes due 2016.  The 7½% Senior Notes Supplemental Indenture (i) adds a new permitted lien that permits the company to incur liens securing indebtedness in an aggregate amount not to exceed $185 million at any one time outstanding, so long as the Term Loan C under the company's senior secured credit facility has been repaid or refinanced in full, and (ii) amends an existing permitted lien that permits the company to refinance certain liens permitted to be incurred under the 7½% Senior Notes Indenture with new liens, provided that only the property and assets securing the indebtedness being refinanced are used to secure the new indebtedness (whether or not such liens were in existence when the 7½% Senior Notes due 2014 were originally issued).  None of the maturity dates, payment provisions, interest rates, redemption provisions or any other similar terms of the 7½% Senior Notes due 2014 will be amended in the 7½% Senior Notes Supplemental Indenture.

The above description of the 7½% Senior Notes Supplemental Indenture is a summary only and is qualified in its entirety by reference to the 7½% Senior Notes Supplemental Indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Convertible Notes Supplemental Indenture

On February 12, 2008, the company issued and sold $200 million aggregate principal amount of its 4.25% Convertible Senior Notes due 2016 (the "Convertible Notes") in a public offering pursuant to the company's Registration Statement on Form S-3 (No. 333-123181) filed with the Securities and Exchange Commission. In connection with the issuance of the Convertible Notes, the company and the Trustee executed the senior indenture (the "Base Indenture"), dated as of February 1, 2008, the form of which was filed with registration statement. The Base Indenture includes customary agreements and covenants by the company.

If an event of default on the Convertible Notes occurs, 100% of the principal amount of the Convertible Notes, plus accrued and unpaid interest thereon, if any, may be declared immediately due and payable, subject to certain conditions set forth in the indenture. The Convertible Notes will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the company.

On February 12, 2008, the company and the Trustee also entered into a First Supplemental Indenture, dated as of February 12, 2008 (the "Convertible Notes Supplemental Indenture"), to the Base Indenture.  The Convertible Notes Supplemental Indenture relating to the company’s 4.25% Convertible Senior Notes due 2016.  The Convertible Notes Supplemental Indenture includes a form of the Convertible Notes.

The Convertible Notes bear interest at a rate of 4.25% per year, accruing from February 12, 2008. Interest on the Convertible Notes is payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2008. The Convertible Notes will mature on August 15, 2016, subject to earlier repurchase, redemption or conversion. The Convertible Notes have an initial conversion rate of 44.5524 shares of common stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $22.45 per share), subject to adjustment.  Holders may convert the Convertible Notes prior to May 15, 2016 only under limited circumstances.  The Convertible Notes will be convertible by the holders regardless of the circumstances after May 15, 2016.

Beginning February 19, 2014, the company may redeem any or all of the outstanding Convertible Notes in cash at a redemption price equal to 100% of the principal amount of the Convertible Notes being redeemed, plus accrued and unpaid interest, if any, provided that the last reported sale price of the company's common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the date of the redemption notice exceeds 130% of the applicable conversion price in effect on the date of the redemption notice.

Subject to certain exceptions, if the company undergoes a ‘‘fundamental change,’’ each holder of Convertible Notes will have the option to require the company to repurchase all or a portion of such holder’s Convertible Notes. The fundamental change repurchase price will be 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest. Any Convertible Notes repurchased by the company will be paid in cash.

The above description of the Convertible Notes Supplemental Indenture is a summary only and is qualified in its entirety by reference to the Convertible Notes Supplemental Indenture which is filed as Exhibit 4.2 to this Current Report on Form 8-K.

The Trustee is trustee under the indenture for the company's 7½% Senior Notes due 2014, the indenture for the 8⅞% Senior Notes due 2015 and the indenture for the 4.25% Convertible Senior Notes due 2016.  Affiliates of the Trustee perform, and may in the future perform, cash management and other commercial banking functions for the company.  There is no other material relationship between the company and the Trustee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Convertible Notes Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

In connection with the company’s offering of the Convertible Notes, the company prepared a description of certain risk factors affecting the company and its business. The company is filing this description, which is attached hereto as Exhibit 99.1, in order to place the information contained therein on file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

The following material is filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

4.1

7½% Senior Notes Supplemental Indenture, dated as of February 4, 2008, between Chiquita Brands International Inc. and LaSalle Bank National Association, as trustee.

4.2

Convertible Notes Supplemental Indenture, dated as of February 12, 2008, between Chiquita Brands International Inc. and LaSalle Bank National Association, as trustee.

5.1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the company, dated February 12, 2008 with respect to the legality of the convertible notes.

5.2

Opinion of McCarter & English, LLP, special counsel to the company, dated February 12, 2008 with respect to the legality of the common stock issuable upon conversion of the convertible notes.

99.1

Disclosure of Certain Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2008	CHIQUITA BRANDS INTERNATIONAL, INC.

By:	/s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary

Exhibit Index

4.1

7 ½% Senior Notes Supplemental Indenture, dated as of February 4, 2008, between Chiquita Brands International Inc. and LaSalle Bank National Association, as trustee.

4.2

Convertible Notes Supplemental Indenture, dated as of February 12, 2008, between Chiquita Brands International Inc. and LaSalle Bank National Association, as trustee.

5.1

Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the company, dated February 12, 2008 with respect to the legality of the convertible notes.

5.2

Opinion of McCarter & English, LLP, special counsel to the company, dated February 12, 2008 with respect to the legality of the common stock issuable upon conversion of the convertible notes.

99.1

Disclosure of Certain Risk Factors.